Exhibit 99.1

ENTROPIC REPORTS FOURTH QUARTER AND FISCAL YEAR 2012 RESULTS

Fourth Quarter Revenue of $89.7 Million, Record Annual Revenue of $321.7 Million

Conference Call to be Webcast Today at 1:30 p.m. Pacific Time

SAN DIEGO, Calif., February 5, 2013 — Entropic (NASDAQ: ENTR), a world leader in semiconductor solutions for the connected home, today reported its fourth quarter and fiscal year results for the period ended December 31, 2012. Entropic reported fourth quarter net revenues of $89.7 million, a slight decrease compared with $89.8 million in the third quarter of 2012.

In accordance with U.S. generally accepted accounting principles (GAAP), the Company’s fourth quarter net income was $0.0 million, or $0.00 per share (diluted). This compares with GAAP net income of $0.4 million, or $0.00 per share (diluted) in the third quarter of 2012.

Non-GAAP net income in the fourth quarter was $7.6 million, or $0.08 per share (diluted), compared to non-GAAP net income of $7.8 million, or $0.09 per share (diluted) in the third quarter of 2012.

Net revenues for the year ended December 31, 2012 were $321.7 million, an increase of 34 percent from the $240.6 million reported for the year ended December 31, 2011. Net income computed in accordance with GAAP for the year ended December 31, 2012 was $4.5 million, or $0.05 per share (diluted), compared with GAAP net income of $26.6 million, or $0.30 per share (diluted), for the year ended December 31, 2011.

Non-GAAP net income for the year ended December 31, 2012 was $33.8 million, or $0.37 per share (diluted), compared to non-GAAP net income of $55.3 million, or $0.62 per share (diluted) for the year ended December 31, 2011.

“Our transformation into a broad-based platform silicon company in connected home entertainment is well underway following last year’s acquisitions,” said Patrick Henry, president and CEO, Entropic. “We’ve already won significant design-wins with Tier-1 operators which is an early sign our strategy is playing out. We expect 2013 to be a key transitional year for the Company, as we now have a strengthened product portfolio, clear integration roadmap, and the right team focused on winning new designs globally.”

	Three Months ended			Years ended Dec. 31,
(In millions, except per share data)	Dec. 31, 2012	Sept. 30, 2012	Dec. 31, 2011	2012	2011
Net revenues	$89.7	$89.8	$56.2	$321.7	$240.6
GAAP net income	$0.0	$0.4	$2.3	$4.5	$26.6
GAAP net income per share (basic)	$0.00	$0.00	$0.03	$0.05	$0.31
GAAP net income per share (diluted)	$0.00	$0.00	$0.03	$0.05	$0.30
Non-GAAP net income[1]	$7.6	$7.8	$10.2	$33.8	$55.3
Non-GAAP net income per share[1] (diluted)	$0.08	$0.09	$0.12	$0.37	$0.62

1.	Please refer to “Non-GAAP Financial Measures” below and the financial statements portion of this press release for an explanation of the non-GAAP financial measures contained in the table above and a reconciliation of such measures to the comparable GAAP financial measures.

Recent Highlights

Corporate Initiatives

•	New Corporate Brand Identity: The Company updated its brand identity to represent a significant shift in its overall vision, look and message since making two transformative acquisitions in 2012.

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Achieved ISO 9001:2008 Certification: Entropic’s Quality Management System (QMS) was awarded ISO 9001:2008 re-certification by the International Organization for Standardization (ISO); signifying the Company’s commitment to producing high quality products, services and solutions.

Industry Accolades

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Winner of 2012 Global Semiconductor Alliance (GSA) Award: Entropic was awarded the 2012 GSA Award in the “Most Respected Public Semiconductor Company Achieving $100 million to $250 million in Annual Sales” category.

Product Innovations

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Entropic Unveiled Three Innovative Multimedia over Coax Alliance (MoCA®)-Based Reference Designs to Extend Power, Performance and WiFi-to-Coax Connectivity in the Home: At CES 2013, Entropic showed the industry’s first MoCA 2.0 multi-band adapter, MoCA 2.0 WiFi extender and MoCA 1.1 USB reference design, which are designed to ensure whole-home data coverage.

Service Provider Activities

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Tianjin Broadcast and TV Network Deployed Entropic’s c.LINK® Ethernet-over-Coax (EoC) Solution: Entropic announced the deployment of its latest c.LINK Broadband Access technology by Tianjin Broadcast and TV Network Co., Ltd. to increase speed and quality of broadband service.

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InCablenet Deployed Entropic’s Proven Set-top Box (STB) System-on-a-Chip (SoC) Technology: Entropic announced its STB SoC technology, the CX2448x, has been deployed by India’s leading cable multi-system operator (MSO), InCablenet, to assist with the ‘Analog Sunset’ transition.

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DIRECTV PanAmericana Selected Entropic’s Silicon and Software to Roll-Out Advanced TV Viewing Services: Entropic announced its analog Channel Stacking Switch (CSS®) and MoCA-based silicon and software have been selected by DIRECTV PanAmericana to enhance the way content is delivered into and connected throughout the home.

OEM Activities

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Technicolor and Entropic Partnered to Deliver a Powerful Client STB: Entropic announced its technology is part of Technicolor’s MediaPlay (Xi3) client solution, which is based on hardware and software specifications developed by Comcast. The Technicolor MediaPlay client is fully compliant with the Comcast-developed X1 client-server architecture, and uses Entropic’s TSC188 STB SoC bundled with its MoCA 1.1 silicon and software to bring the power of cloud-based applications to every screen in the home.

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Humax and Entropic Announced Development of an IP-Client Device: Entropic announced its TSC188 STB SoC bundled with its MoCA 1.1 silicon and software are being used in Humax’ Xi3 IP-Client device to enable the shift from broadcast to IP-based services and applications in the home. The device leverages the Comcast Reference Design Kit (RDK) to enable device manufacturers to rapidly develop, optimize and deploy new broadcast and IP-based solutions for richer consumer TV experiences.

•	Entropic’s MoCA 2.0 Utilized by ARRIS in New Advanced Headless Video Gateway: Entropic announced its MoCA 2.0 silicon and software solution has been selected by ARRIS Group, Inc. for use in the ARRIS MG2402 Video Gateway that uses XG5 and Reference Design Kit (RDK) specifications developed by Comcast. This is the first official product announcement of MoCA 2.0 designed into a headless gateway and paves a path to economically deliver more services to cable customers across a broader range of devices.

Partner Activities

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Entropic and Cortina Systems Announced Development for an Advanced Broadband Router/Headless Gateway Reference Platform: Entropic announced a joint collaboration with Cortina to accelerate the development of high performance customer premise equipment (CPE) including broadband routers and headless gateways. The cooperation leverages Entropic’s MoCA 2.0 solution with Cortina’s CS7542 scalable digital home multi-service platform.

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Entropic and MobileTREC Collaborate on Reverse Mass Notification Alert Solution Leveraging the Consumer STB Platform: In cooperation with MobileTREC, Entropic showed at CES 2013, how its latest generation of high-performance STB SoC solutions, the TSC17x family, can be used to develop a next generation Machine-to-Machine (M2M)-based reverse mass notification alert solution for public safety agencies that leverages the cable STB platform.

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Partnerships in Automatic Content Recognition (ACR) with Flingo and Audible Magic: Entropic partnered with Flingo and Audible Magic to show how its STB SoC platform, embedded with ACR software, can drive new opportunities for service providers and advertisers to monetize the STB platform by obtaining higher ARPU and finer granularity and insight into viewership trends.

For More Information

Entropic management will be holding a conference call today, February 5, 2013, at 1:30 p.m. Pacific Time/4:30 p.m. Eastern Time to discuss the Company’s results for the fourth quarter of fiscal 2012, and to provide guidance for the first quarter of fiscal 2013. You may access the conference call via any of the following:

Teleconference:	617-213-4855

Access Code:	89426579

Web Broadcast:	http://events.entropic.com/

Replay:	617-801-6888

Replay Passcode:	58229857

About Entropic

Entropic (Nasdaq: ENTR) is a world leader in semiconductor solutions for the connected home. The Company transforms how traditional HDTV broadcast and IP-based streaming video content is seamlessly, reliably, and securely delivered, processed, and distributed into and throughout the home. Entropic’s next-generation Set-top Box (STB) System-on-a-Chip (SoC) and Connectivity solutions enable Pay-TV operators to offer consumers more captivating whole-home entertainment experiences by transforming the way digital entertainment is delivered, connected and consumed – in the home and on the go. For more information, visit Entropic at: www.entropic.com.

Non-GAAP Financial Measures

This press release and the accompanying tables contain the following non-GAAP financial measures: net income and net income per share. These non-GAAP financial measures exclude the effects on the Statement of Operations of all forms of stock-based compensation, transaction and integration costs related to the Trident Microsystems and the PLX Technology transactions, amortization of intangible assets, the loss related to equity method investment, the impact of fair value adjustments related to contingent consideration payable in the acquisition of PLX Technology assets, the cash tax difference and the restructuring charge.

Management uses these non-GAAP financial measures to manage the Company’s business, including setting operating budgets and executive compensation plans. These non-GAAP measures are also used to (i) supplement the financial results and forecasts reported to the Company’s board of directors, (ii) evaluate the Company’s operating performance, (iii) compare the Company’s performance to internal forecasts, and (iv) manage the Company’s business and benchmarking performance internally. The non-GAAP measures have been made available to stockholders consistently in the past to provide transparency on how management manages the Company’s operating performance. Management believes that these non-GAAP operating measures are useful to investors, when used as a supplement to GAAP measures, in evaluating the Company’s ongoing operational performance.

The non-GAAP financial measures disclosed by the Company should not be considered in isolation or a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

Forward-Looking Statements

Statements in this press release that are not strictly historical in nature constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements regarding our expectations for Entropic’s transformation into a broad-based semiconductor company in Connected Home Entertainment, the impact of new product design wins, market penetration, continued and/or future revenue, earnings and product sales growth and gross margin improvement, and the factors that may contribute to such growth and improvement including industry trends. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause Entropic’s actual results to be materially different from historical results or from any results expressed or implied by such forward-looking statements. These factors include, but are not limited to, our dependence on a limited number of supply chain partners for the manufacture of our products and other factors that could affect our ability to meet customer demand; our dependence on a limited number of customers for a substantial portion of our revenues; risks associated with adverse U.S. and international economic conditions; the ability of our customers or the service providers who purchase their products to successfully compete and continue to grow in their markets; the continued development of the market for High Definition (HD) video and other multi-media content delivery and networking solutions; risks associated with competing against larger and more established companies and our ability to compete successfully in the connected home entertainment market; risks associated with timely development and introduction of new or enhanced products including those associated with IP Video delivery; risks related to international operations; risks related to intellectual property, including third party licensing or patent infringement claims; risks associated with the Trident Microsystems and PLX Technology acquisitions including their integration into Entropic’s existing operations; and other factors discussed in the “Risk Factors” section of Entropic’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2012. All forward-looking statements are qualified in their entirety by this cautionary statement. Entropic is providing this information as of the date of this release and does not undertake any obligation to update any forward-looking statements contained in this release as a result of new information, future events or otherwise.

Copyright © 2013 Entropic. All rights reserved. All other product or company names mentioned are used for identification purposes only and may be trademarks of their respective owners.

Investor Contact:

Debra Hart

+1 858.768.3852

debra.hart@entropic.com

Media/Industry Analyst Contact:

Chris Fallon

+ 1 858.768.3827

chris.fallon@entropic.com

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ENTROPIC COMMUNICATIONS, INC.

GAAP Condensed Consolidated Statements of Operations

(In thousands, except for per share information)

	Three Months Ended			Year Ended
	December 31, 2012	September 30, 2012	December 31, 2011	December 31, 2012	December 31, 2011
	(unaudited)	(unaudited)	(unaudited)
Net revenues	$89,698	$89,825	$56,169	$321,678	$240,628
Cost of net revenues	45,789	45,778	25,341	157,675	107,922

Gross profit	43,909	44,047	30,828	164,003	132,706
Operating expenses:
Research and development	29,139	28,072	17,626	98,353	60,065
Sales and marketing	6,327	6,966	4,373	25,313	17,569
General and administrative	5,882	5,718	4,425	25,474	14,568
Amortization of intangibles	930	930	—	2,575	—
Restructuring charges	897	—	—	897	—

Total operating expenses	43,175	41,686	26,424	152,612	92,202

Income from operations	734	2,361	4,404	11,391	40,504
Loss related to equity method investment	(779)	(799)	(700)	(3,315)	(791)
Other income, net	34	31	278	601	904

Income (loss) before income taxes	(11)	1,593	3,982	8,677	40,617

Income tax (benefit) provision	(57)	1,185	1,674	4,157	14,053

Net income	$46	$408	$2,308	$4,520	$26,564

Net income per share—basic	$0.00	$0.00	$0.03	$0.05	$0.31

Net income per share—diluted	$0.00	$0.00	$0.03	$0.05	$0.30

Weighted average number of shares used to compute net income per share—basic	88,912	88,399	87,017	88,164	86,258

Weighted average number of shares used to compute net income per share—diluted	91,710	90,885	88,600	90,364	89,018

ENTROPIC COMMUNICATIONS, INC.

GAAP Condensed Consolidated Balance Sheets

(In thousands)

	December 31 2012	September 30 2012	December 31, 2011
		(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$17,206	$22,511	$20,193
Marketable securities	79,981	90,560	91,625
Accounts receivable	41,847	36,104	25,896
Inventory	26,395	39,532	20,253
Deferred tax assets, current	7,157	13,658	13,565
Prepaid expenses and other current assets	11,988	23,323	9,927

Total current assets	184,574	225,688	181,459
Property and equipment, net	17,629	14,969	11,250
Long-term marketable securities	71,748	53,255	104,708
Intangible assets, net	46,997	49,953	—
Deferred tax assets, long-term	19,255	9,953	9,600
Goodwill	4,664	4,664	—
Other long-term assets	8,683	9,501	11,542

Total assets	$353,550	$367,983	$318,559

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$11,380	$20,083	$11,559
Accrued expenses and other current liabilities	8,067	16,005	4,078
Accrued payroll and benefits	9,474	13,057	3,835

Total current liabilities	28,921	49,145	19,472
Deferred rent	683	727	1,098
Other long-term liabilities	1,281	1,307	196
Stockholders’ equity	322,665	316,804	297,793

Total liabilities and stockholders’ equity	$353,550	$367,983	$318,559

ENTROPIC COMMUNICATIONS, INC.

Unaudited Reconciliation of Non-GAAP Adjustments

(In thousands, except for per share information)

This press release contains the following non-GAAP financial measures: net income and net income per share. The presentation of such measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Our non-GAAP net income and net income per share exclude the items listed below.

The following table sets forth such non-GAAP measures for the applicable periods as well as the reconciliation of such measures to the directly comparable GAAP measures for the periods shown.

	Three Months Ended			Year Ended
	December 31, 2012	September 30, 2012	December 31, 2011	December 31, 2012	December 31, 2011
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
GAAP net income	$46	$408	$2,308	$4,520	$26,564
Non-GAAP adjustments:
Stock-based compensation:
Cost of net revenues	261	217	167	828	557
Research and development	1,874	2,030	1,675	7,428	6,272
Sales and marketing	609	675	541	2,288	1,986
General and administrative	1,091	1,283	938	4,273	3,932

Total stock-based compensation	3,835	4,205	3,321	14,817	12,747
Acquisition-related items:
Amortization of intangible assets:
Cost of net revenues	2,025	2,025	—	5,827	—
Operating expenses	930	930	—	2,575	—
Transaction and integration costs	61	183	1,415	4,545	1,415
Loss related to equity method investment	779	799	700	3,315	791
Adjustments to the fair value of PLX acquisition contingent consideration	201	230	—	431	—
Income tax effects of pre-tax adjustments	(2,741)	(2,930)	(1,903)	(11,029)	(5,234)
Cash tax difference (1)	1,534	1,899	4,368	7,891	18,975
Restructuring charges (2)	897	—	—	897	—

Total of non-GAAP adjustments	7,521	7,341	7,901	29,269	28,694

Non-GAAP net income	$7,567	$7,749	$10,209	$33,789	$55,258

Weighted average shares (basic)	88,912	88,399	87,017	88,164	86,258
Adjustment for dilutive shares	2,798	2,486	1,583	2,200	2,760

Weighted average shares (diluted)	91,710	90,885	88,600	90,364	89,018

GAAP net income per share (basic)	$0.00	$—	$0.03	$0.05	$0.31
Non-GAAP adjustments detailed above	0.08	0.09	0.09	0.32	0.31

Non-GAAP net income per share (diluted)	$0.08	$0.09	$0.12	$0.37	$0.62

(1)	The Company’s non-GAAP net income per share is calculated using the cash tax rate of 13%, 22%, and (8%) for the three month periods ended December 31, 2012, September 30, 2012, and December 31, 2011, respectively. The Company’s non-GAAP net income per share is calculated using the cash tax rate of 18% and 1% for the years ended December 31, 2012, and 2011, respectively. The estimated cash tax rate is the estimated tax payable on the Company’s projected tax returns as a percentage of estimated annual non-GAAP pre-tax net income. The Company uses an estimated cash tax rate to adjust for the historical variation in the effective book tax rate associated with the reversal of valuation allowances, the utilization of research and development tax credits, and the utilization of loss carryforwards which currently have an overall effect of reducing taxes payable. The Company believes that the cash tax rate provides a more transparent view of its operating results. The Company’s effective tax rate used for the purposes of calculating GAAP net income for the three month periods ended December 31, 2012, September 30, 2012, and December 31, 2011 was approximately 518%, 74%, and 42%, respectively. The Company’s effective tax rate used for the purposes of calculating GAAP net income for the years ended December 31, 2012 and 2011 was approximately 48% and 35%, respectively.
(2)	In November, 2012, we incurred a restructuring charge of $0.9 million pursuant to a plan to rebalance our operations in an attempt to leverage synergies from our acquisitions. This plan resulted in a reduction of our personnel by 40 employees or approximately 6% of our workforce.